PROMISSORY NOTE


U.S.$2,400,000.00                                              October 31, 1996


FOR VALUE RECEIVED, Affinity Entertainment, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Century Technologies, Inc.,
201 North Robertson Boulevard, Suite F, Beverly Hills, California 90211 ("Payee"), the principal sum of Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00) in lawful money of the United States of America, on the terms set forth herein as follows:

         1. This Promissory Note shall bear interest at an annual rate of eight percent (8%).

         2. Principal and interest hereunder shall be due and payable by Maker to Payee on October 31, 1997.

         3. This Promissory Note may be prepaid (in whole or in part), without penalty, at any time during the term hereof, at the option of Maker. All sums received as a prepayment, after first being applied to any accrued interest due to Payee hereunder shall be applied to reduce the principal becoming due hereunder.

         4. If the full principal and interest  amount due under this Promissory
Note is not paid when due, the holder of this Promissory Note shall be entitled to sell the collateral posted pursuant to that certain Escrow Agreement, dated October 31, 1996, among Maker, Payee and Wilson, Elser, Moskowitz, Edelman & Dicker, as Escrow Agent (or that portion thereof), to fully satisfy the Maker's payment obligation under this Promissory Note as well as any costs associated with the liquidation of such collateral and any unpaid accrued interest. As specified in the Escrow Agreement, dated October 31, 1996, any remaining balance of the collateral after full payment under this Promissory Note is paid shall be returned to Maker. In the event the proceeds of the sale of such collateral are insufficient to fully satisfy the Maker's payment obligation under this Promissory Note, the Payee may declare immediately due and payable the entire unpaid balance of principal and interest and payment thereof may be enforced and recovered, at any time, by one or more of the remedies provided to Payee pursuant to applicable law. Once the full principal and interest amount due the holder of this Promissory Note is paid in full, including the payment of any costs associated with the liquidation of such collateral, this Promissory Note shall be deemed to be satisfied and thereafter null and void.

         5. All payments due hereunder shall be due and payable at the address of Payee as set forth above, or at such other place as Payee, from time to time, may designate in writing.

         6. Payment due hereunder may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Promissory Note or otherwise.

In such case, Payee may also recover all reasonable costs of suit, including its reasonable attorneys' fees. In addition, notwithstanding anything herein to the contrary, if Maker defaults, the rate of interest hereunder shall automatically accrue at fifteen percent (15%) (the "Default Rate"), which Default Rate shall commence on the date of the default and continue until the earlier of the cure of such default or payment in full hereunder.

         7. The rights and remedies of Payee as provided herein or otherwise shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur, and, to the maximum extent permitted by applicable law, the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

         8. Maker hereby waives, to the maximum extent permitted by applicable law, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Promissory Note, and Maker agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker hereby consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Promissory Note, and to the release of the collateral therefor or any part thereof, with or without substitution, and agree that additional makers or endorsements may become parties hereto without notice to it or affecting its liability hereunder.

         9. Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver of one (1) event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

         10. Any action or proceeding seeking to enforce any provision of, or based on, any right arising out of, this Promissory Note shall be brought against any of the parties hereto in the courts of the State of Florida, or in the United States District Court for the Southern District of Florida, and the Maker hereby irrevocably and unconditionally submits and consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, waives any objection concerning jurisdiction and venue with respect to any such action or proceeding in any such courts and hereby appoints John Stoppleman, Esq. as its lawful agent for service of process to receive and forward on its behalf service of all necessary processes in any action, suit or proceeding arising under this Promissory Note. Such service of process or notice received thereof by the agent will have the same force and effect as if served upon Maker.

         11. This Promissory Note shall be governed by and construed according to the internal laws of the State of Florida (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

         12. Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Payee" and "Maker" shall be deemed to include the successors and assigns of Payee and Maker.

         13. All notices, consents, waivers, and other communications under this Promissory Note must be in writing and will be deemed to have been duly given
(a) on the date delivered if delivered by hand (with written confirmation of receipt), (b) on the date sent if sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) two (2) days after deposit with a next-day courier service of national reputation if sent by a nationally-recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  Maker:            If to Buyer, to:

                                    William J. Bosso, President
                                    Affinity Entertainment, Inc.
                                    15436 North Florida Avenue, Suite 103
                                    Tampa, Florida 33613
                                    Telephone:  (813) 264-1778
                                    Facsimile:  (813) 264-6626

                                    With courtesy copies to:
                                    John Stoppelman, Esq.
                                    The Stoppelman Law Firm
                                    1749 Old Meadow Road, Suite 610
                                    McLean, Virginia 22102
                                    Telephone:  (703) 827-7450
                                    Facsimile:  (703) 827-7455

                  Payee:            If to Seller, to:

                                    Century Technologies, Inc.
                                    201 North Robertson Boulevard
                                    Suite F
                                    Beverly Hills, California 90211
                                    ATTN: Peter Newgard, President
                                    Telephone:  (310) 275-9063
                                    Facsimile:  (310) 275-9163

                                    With courtesy copies to:
                                    James M. Kaplan, Esq.
                                    WILSON, ELSER, MOSKOWITZ,
                                    EDELMAN & DICKER
                                    100 Southeast Second Street
                                    3800 International Place
                                    Miami, Florida 33131
                                    Telephone:  (305) 374-4400
                                    Facsimile:  (305) 579-0261

         IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Promissory Note to be duly executed and sealed, and to be dated the day and year first above written.

                                  AFFINITY ENTERTAINMENT, INC.



                                  By:   /s/  William J. Bosso
                                    -----------------------------------
                                     Name:   Willaim J. Bosso
                                     Title:  President

Attest:
[Corporate Seal]


/s/  William J. Bosso
----------------------
Secretary

STATE OF FLORIDA                                     )
                                                     )  SS:
COUNTY OF      Hillsborough                          )
             _________________                       )

     I HEREBY CERTIFY that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgements, in the State and County aforesaid, WILLIAM J. BOSSO, a PRESIDENT of Affinity Entertainment, Inc. who is personally known to me or who has produced ________________________________ as identification and who did take an oath, and who executed the foregoing Promissory Note.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal at TAMPA, HILLSBOROUGH County, Florida on this 31ST day of October, 1996.




                                        /s/  Carolyn Sue McCammon
                                     -------------------------------
                                               Notary Signature


                                        /s/  Carolyn Sue McCammon
                                     -------------------------------
                                     Notary Name Typed
                                     Notary Public, State of Florida
                                     My Commission Expires: April 18, 1999